Exhibit 99.3

Unaudited Pro Forma Consolidated Financial Data

The following unaudited pro forma consolidated financial data gives effect to our acquisition of six hotels from the Independent Property Owners of America (“IPOA”) which occurred in November, 2005, to the acquisition of six Savannah Suites hotels which occurred on August 18, 2006, to the acquisition of a seventh Savannah Suite hotel on November 16, 2006, to the acquisition of five hotels from MOA Hospitality, Inc., which occurred on January 5, 2007, to the issuance of 7,544,936 shares of common stock at a price of $6.70 per share, with net proceeds of approximately $47.3 million after the underwriting discount and estimated offering expenses, and the repayment of approximately $42.5 million of debt, using the net proceeds of this offering and the remaining net proceeds of approximately $4.6 million applied to cash and cash equivalents, by the application of the pro forma adjustments to our historical consolidated financial statements. The total purchase price allocated to the acquired hotels is based on preliminary estimates and is subject to change.

The pro forma consolidated balance sheet gives effect to the acquisition of the seventh Savannah Suites hotel acquired in November 2006 and the acquisition of the five hotels from MOA, as if the transactions had occurred on September 30, 2006. The pro forma consolidated statements of operations for the year ended December 31, 2005 are presented as if the acquisitions of the six hotels from IPOA, all seven Savannah Suites hotels and the five MOA hotels had occurred on January 1, 2005. The pro forma consolidated statements of operations for the nine months ended September 30, 2006 are presented as if the acquisitions of all seven Savannah Suites hotels and the acquisition of the five hotels from MOA had occurred on January 1, 2005.

We are a self-administered real estate investment trust and the unaudited pro forma consolidated financial data is presented on the assumption that we distribute at least 90% of our REIT taxable income to our shareholders and do not incur federal income tax liability for the periods presented. In the opinion of our management, all adjustments necessary to reflect the effects of these transactions have been made.

The unaudited pro forma consolidated financial data is presented for comparative purposes only and is not necessarily indicative of what would have been our actual consolidated financial position or results on the date and for the periods presented and does not purport to represent our future consolidated financial position or results. The unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by our historical consolidated financial statements and related notes and the historical consolidated financial statements and related notes of the acquired hotels included in this filing.

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheet (Unaudited)

(In thousands)

September 30, 2006

	Historical Supertel	Acquisition Pro Forma Savannah Suites (1 hotel)		Supertel After Acquisition of Savannah Suites (1 hotel) Pro Forma Consolidated	Acquisition Pro Forma MOA 5 hotels		Supertel Acquisitions Pro Forma Consolidated	Common Stock Pro Forma Adjustments		Supertel Pro Forma Consolidated
ASSETS
Investments in hotel properties	$243,457	$5,409	(a)	$248,866	$24,289	(a)	$273,155	$—		$273,155
Less accumulated depreciation	61,358	—		61,358	—		61,358	—		61,358

	182,099	5,409		187,508	24,289		211,797	—		211,797
Cash and cash equivalents	2,378	—		2,378	—		2,378	4,625	(c)	7,003
Accounts receivable	1,875	—		1,875	—		1,875	—		1,875
Prepaid expenses and other assets	3,473	—		3,473	—		3,473	—		3,473
Deferred financing costs, net	1,613	—		1,613	69	(b)	1,682	—		1,682

	$191,438	$5,409		$196,847	$24,358		$221,205	$4,625		$225,830

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$11,065	$—		$11,065	$—		$11,065	$—		$11,065
Long-term debt	124,143	5,409	(b)	129,552	24,358	(b)	153,910	(42,500	)(c)	111,410

	135,208	5,409		140,617	24,358		164,975	(42,500)		122,475

Minority interest in consolidated partnerships	3,562	—		3,562	—		3,562	—		3,562

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized; 1,515,258 shares issued and outstanding, liquidation preference of $15,153	15	—		15	—		15	—		15
Preferred stock warrants	53	—		53	—		53	—		53
Common stock, $.01 par value, 25,000,000 shares authorized; 12,074,903 shares outstanding and 7,544,936 pro forma shares outstanding	121	—		121	—		121	75	(c)	196
Additional paid-in capital	65,661	—		65,661	—		65,661	47,050	(c)	112,711
Distributions in excess of retained earnings	(13,182)	—		(13,182)	—		(13,182)	—		(13,182)

	52,668	—		52,668	—		52,668	47,125		99,793

	$191,438	$5,409		$196,847	$24,358		$221,205	$4,625		$225,830

See accompanying notes to Pro Forma Consolidated Balance Sheet

Notes to Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2006

(Dollar Amounts in Thousands)

(Unaudited)

The following notes provide information regarding the assumptions used for the pro forma adjustments for both the acquisition of the hotels and the issuance of shares of common stock.

Acquisitions

(a)	To reflect the acquisition of the seventh Savannah Suites hotel and the acquisition of the five hotels from MOA Hospitality, Inc. (“MOA”) under the purchase method of accounting:

	Savannah Suites 1 hotel	MOA 5 hotels
Purchase price	$5,350	$24,000
Acquisition costs	59	289

	$5,409	$24,289

(b)	The purchase of the six Savannah Suites hotels occurred on August 18, 2006 and is reflected in the Supertel Historical September 30, 2006 balance sheet. The purchase of the six hotels was funded by a $17,850 term loan and a $6,417 bridge loan from General Electric Capital Corporation (“GECC”) entered into on August 18, 2006 by Supertel Limited Partnership. The GECC term loan requires monthly interest payments in the first two years of the loan, monthly interest and principal (equal to one-twelfth of one percent of the loan amount) payments in the third year of the loan and monthly interest and principal (amortized over twenty years) payments in the fourth through the tenth years of the loan. The principal balance of the GECC term loan is due and payable on September 1, 2016. The GECC term loan bears interest at three-month LIBOR plus 1.70% (reset monthly) and can be converted to a fixed rate equal to the seven-year weekly U.S. dollar interest rate swap plus 1.98% between the seventh and thirty-sixth months of the loan. As of September 30, 2006, the three month LIBOR is 5.4%. The GECC bridge loan of $6,417 requires monthly interest payments with the principal balance due and payable on March 1, 2007, originated on August 18, 2006 and was repaid on December 22, 2006. The GECC bridge loan bears interest at three-month LIBOR plus 5.00% (reset monthly).

The remainder of the purchase price of the six Savannah Suites hotels of approximately $3,383, plus $294 of acquisitions costs and $79 of deferred financing was borrowed from the existing revolving credit facility with Great Western Bank. The revolving credit facility bears an interest rate equal to the national prime rate which was 8.25% on September 30, 2006.

The purchase of a seventh Savannah Suites hotel, in November 2006 for $5,350, plus acquisition costs of $59 was funded by the existing credit facilities at 8.25%.

The acquisition of the five hotels from MOA and related costs was funded by a new long-term mortgage note in the amount of $15,600. The new long-term mortgage provisions are the same as those in the GECC term loan for the six Savannah Suites hotels discussed above. The principal balance of the GECC term loan is due and payable on February 1, 2017. The remaining purchase price of $8,400, as well as an estimated $289 of acquisition costs and $69 of deferred financing, was funded by cash and borrowings from existing credit facilities.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2006

(Dollar Amounts in Thousands)

(Unaudited)

In summary:

	Savannah Suites 1 hotel	MOA 5 hotels
Mortgage note	$—	$15,600
Borrowing from revolving credit facility:
purchase price	5,350	8,400
acquisition costs	59	289
deferred financing costs	—	69

	$5,409	$24,358

Common Stock Offering

(c)	Represents the proceeds of the issuance of 7.5 million shares of common stock at $6.70. The cost of the issuance of those shares of $3.4 million is offset against paid-in capital.

In summary:

Gross proceeds	$50,551
Cost of issuance	(3,426)
Net offering proceeds applied to cash and cash equivalents	(4,625)

Net proceeds applied to debt	$42,500

Issuance of 7,544,936 shares of common stock at $.01 par value	$75
Additional paid-in capital of $50,476 less $3,426 of stock issuance costs	47,050

Total adjustment to shareholder’s equity	$47,125

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations (Unaudited)

(In thousands, except per share data)

For the Twelve Months Ended December 31, 2005

	Historical Supertel	Acquisition Pro Forma Adjustments IPOA 6 hotels and Savannah Suites 7 hotels		Supertel Pro Forma After IPOA and Savannah Suites Acquisitions	Acquisition Pro Forma Adjustments MOA 5 hotels		Supertel After Acquisitions Pro Forma Consolidated	Common Stock Pro Forma Adjustments		Supertel Pro Forma Consolidated
REVENUES
Room rentals and other hotel services	$60,537	$17,656	(a)	$78,193	$6,001	(a)	$84,194			$84,194
Other	158	—		158	—		158			158

	60,695	17,656		78,351	6,001		84,352	—		84,352

EXPENSES
Hotel and property operations	42,372	10,925	(a)	53,297	3,491	(a)	56,788			56,788
Depreciation and amortization	6,863	2,099	(b)	8,962	846	(b)	9,808			9,808
General and administrative	2,526	—		2,526	—		2,526			2,526

	51,761	13,024		64,785	4,337		69,122	—		69,122

EARNINGS FROM CONTINUING OPERATIONS BEFORE GAIN (LOSS) ON DISPOSITIONS OF ASSETS, INTEREST EXPENSE AND MINORITY INTEREST	8,934	4,632		13,566	1,664		15,230			15,230
Net loss on dispositions of assets	(2)	(13)		(15)	—		(15)			(15)
Interest	(5,959)	(4,513	)(c)	(10,472)	(1,839	)(c)	(12,311)	3,552	(d)	(8,759)
Minority interest	(226)	—		(226)	—		(226)			(226)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,747	106		2,853	(175)		2,678	3,552		6,230
Income tax benefit	(31)	—		(31)	—		(31)			(31)

NET EARNINGS	2,778	106		2,884	(175)		2,709	3,552		6,261
Preferred Stock Dividend	(6)	—		(6)	—		(6)	—		(6)

NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$2,772	$106		$2,878	$(175)		$2,703	$3,552		$6,255

Weighted average shares outstanding - basic	12,062			12,062			12,062	7,545		19,607

Weighted average shares outstanding - diluted	12,062			12,062			12,062			19,607

NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
EPS - basic	$0.23			$0.24			$0.22			$0.32

EPS - diluted	$0.23			$0.24			$0.22			$0.32

See accompanying notes to Pro Forma Consolidated Statement of Operations

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations (Unaudited)

(In thousands, except per share data)

For the Nine Months Ended September 30, 2006

	Historical Supertel	Acquisition Pro Forma Adjustments Savannah Suites 7 hotels		Supertel Pro Forma After Savannah Suites Acquisition	Acquisition Pro Forma Adjustments MOA 5 hotels		Supertel After Acquisitions Pro Forma Consolidated	Common Stock Pro Forma Adjustments		Supertel Pro Forma Consolidated
REVENUES
Room rentals and other hotel services	$58,249	$5,267	(a)	$63,516	$5,037	(a)	$68,553			$68,553
Other	108	—		108	—		108			108

	58,357	5,267		63,624	5,037		68,661	—		68,661

EXPENSES
Hotel and property operations	39,943	3,159	(a)	43,102	2,836	(a)	45,938			45,938
Depreciation and amortization	6,329	613	(b)	6,942	634	(b)	7,576			7,576
General and administrative	2,092	—		2,092	—		2,092			2,092

	48,364	3,772		52,136	3,470		55,606	—		55,606

EARNINGS FROM CONTINUING OPERATIONS BEFORE GAIN (LOSS) ON DISPOSITIONS OF ASSETS, INTEREST EXPENSE AND MINORITY INTEREST	9,993	1,495		11,488	1,567		13,055	—		13,055
Net loss on disposition of assets	(6)	(4)		(10)	—		(10)			(10)
Interest	(5,804)	(1,683	)(c)	(7,487)	(1,392	)(c)	(8,879)	2,631	(d)	(6,248)
Minority interest	(272)	—		(272)	—		(272)			(272)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,911	(192)		3,719	175		3,894	2,631		6,525
Income tax expense	261	—		261	—		261			261

NET EARNINGS	3,650	(192)		3,458	175		3,633	2,631		6,264
Preferred Stock Dividend	(912)	—		(912)	—		(912)	—		(912)

NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$2,738	$(192)		$2,546	$175		$2,721	$2,631		$5,352

Weighted average shares outstanding - basic	12,067			12,067			12,067	7,545		19,612

Weighted average shares outstanding - diluted	12,072			12,072			12,072			19,617

NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS
EPS Basic	$0.23			$0.21			$0.23			$0.27

EPS Diluted	$0.23			$0.21			$0.23			$0.27

See accompanying notes to Pro Forma Consolidated Statement of Operations

Notes to Unaudited Pro Forma Consolidated Statements

Of Operation

For the Year Ended December 31, 2005 and Nine Months Ended September 30, 2006

(Dollar Amounts in Thousands, Except Per Share Amounts)

(Unaudited)

The following notes provide information regarding the assumptions used for the pro forma adjustments for the acquisitions of the IPOA hotels, the six Savannah Suites hotels and the seventh Savannah Suites hotel up to the dates of their acquisitions in November 2005, August 18, 2006 and November 16, 2006, respectively. The information also reflects the assumption used for the pro forma adjustments related to the purchase of the five hotels from MOA and the issuance of shares of common stock.

(a)	To reflect the operations of the acquisitions of the six IPOA hotels, the seven Savannah Suites hotels and the five MOA hotels using the historical financial statements for the hotels for the year ended December 31, 2005 and for the nine months ended September 30, 2006 up to their dates of acquisition and adjusting those numbers for specific verifiable and continuing changes in operating expenses.

	For the 12 months ended December 31, 2005				For the 9 months ended September 30, 2006
	IPOA 6 hotels	Savannah Suites 7 hotels	Total	MOA 5 hotels	Savannah Suites 7 hotels	MOA 5 hotels
Room rentals and other hotel services	$9,586	$8,070	$17,656	$6,001	$5,267	$5,037
Hotel and property operations:
Baseline expenses	$6,637	$4,720	$11,357	3,530	$3,282	$2,890
(i)	(98)	(212)	(310)	—	(106)	—
(ii)	(133)	(13)	(146)	(39)	(17)	(54)
(iii)	24	—	24	—	—	—

Total adjustments	(207)	(225)	(432)	(39)	(123)	(54)

Adjusted expenses	$6,430	$4,495	$10,925	$3,491	$3,159	$2,836

(i)	To reflect the cost reductions resulting from the terms of our agreements with Royal Host Management and Guest House Inc. which will eliminate the cost of an excess administrative position and reduce the cost of the management fee to 4% for the IPOA and 4.8% for the Savanna Suites properties that are managed by Guest House, Inc.

(ii)	The companies obtained insurance coverage for the hotels which cost less than that previously charged to the hotels by the sellers.

(iii)	To increase the cost of IPOA’s franchise fees by .25% in accordance with franchise agreements.

(b)	To reflect pro forma depreciation and amortization based on the depreciable basis of the company’s acquisition cost assuming asset lives of 39 years for buildings, five years for furniture, fixtures and equipment. The land lease and cell tower lease were amortized over the remaining contract terms at 62 and 3.5 years respectively.

(c)	To reflect interest expense including amortization of deferring financing costs related to:

The acquisition of the six IPOA hotels and the related $14,830 long-term mortgage note payable, at 5.97% per annum, $6,123 of assumed mortgage note payable at 7.41% per annum, $3,000 of an interest-free seller note ($2,831 using an imputed interest rate of 5.97%) and $8,956 of borrowings from the company’s revolving credit facility at 7%.

Notes to Unaudited Pro Forma Consolidated Statements

Of Operation

For the Year Ended December 31, 2005 and Nine Months Ended

September 30, 2006

(Dollar Amounts in Thousands, Except Per Share Amounts)

(Unaudited)

The acquisition of the six Savannah Suite hotels with a mortgage note payable of $17,850 at a variable rate of 7.1% adjustable monthly, $3,756 (which includes approximately $294 of acquisition costs and approximately $79 of deferred financing) of borrowings from the Company’s revolving credit facility at 8.25% and $6,417 of borrowings from a bridge loan at 10.4% which is then refinanced by $6,417 of borrowings from the Company’s revolving credit facility at 8.25% after approximately 4 months.

The acquisition of a seventh Savannah Suites hotel for $5,350 and estimated acquisition costs of $59 from the Company’s existing credit facility at 8.25%.

The acquisition of the five hotels from MOA and related costs was funded by a new long-term mortgage note in the amount of $15,600 at 7.1%. The remaining purchase price of $8,400, and the related estimated acquisition and deferred financing costs of $289 and $69 were funded by cash and borrowings from existing credit facilities at 8.25%.

If the variable rates of the mortgage loans, bridge loan and revolving credit facilities were to increase by 1/8%, the annual and nine month increase in interest expense would be $72 and $51, respectively.

(d)	To reflect the net proceeds of the issuance of shares of common stock being used as follows:

gross proceeds of common stock issuances	$50,551
cost of issuance	(3,426)
paydown of bridge loan and seller note	(8,420)
paydown of revolver borrowing for acquisition of MOA	(7,100)
paydown of existing revolver	(26,980)

net offering proceeds applied to cash and cash equivalents	$4,625

The application of net proceeds to existing outstanding debt of the company would result in a reduction of interest expense of $3,552 for the year ended December 31, 2005 and $2,631 for nine months ended September 30, 2006 using a weighted average interest rate of 8.36% and 8.25% respectively.